Exhibit 32.A

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q for the period ending March 31, 2012, of Tennessee Gas Pipeline Company, L.L.C. (the “Company”) as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Norman G. Holmes, President, certify (i) that the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and (ii) that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Norman G. Holmes
Norman G. Holmes President
(Principal Executive Officer) Tennessee Gas Pipeline Company, L.L.C.

May 4, 2012

A signed original of this written statement required by Section 906 has been provided to Tennessee Gas Pipeline Company, L.L.C. and will be retained by Tennessee Gas Pipeline Company, L.L.C. and furnished to the Securities and Exchange Commission or its staff upon request.